QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.27

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

SUPPLY AGREEMENT
Number: 99XXXX

FOR PURCHASE OF PRODUCTION PARTS AND

NON-PRODUCTION GOODS AND SERVICES

BETWEEN

A123 SYSTEMS, INC. ("SUPPLIER")

AND

THINK GLOBAL AS ("THINK")

This Supply Agreement ("Agreement") has the objective of regulating the delivery of production parts and/or non-production goods and services from the Supplier to Think in relation to the production of an electrical vehicle by Think with the following designation of type:

A 306—model year 2007.

Think will purchase and Supplier will manufacture/supply Think's requirements for the units, supplies and components listed in the Blanket Purchase Order attached hereto as Appendix 2.

Prices set forth in this Agreement are based on and subject to a minimum purchase volume of [**] units in the [**] and [**] units in [**], totalling [**] units based on a delivery program running from the [**] until [**]. Monthly volumes may fluctuate but the above stated minimum volumes must be met in order for Think to maintain the quoted pricing. The pricing is [**] during the above mentioned time period, subject to [**]. New forecasts ("Rolling Forecast") will be distributed to the Supplier regularly, but not less than [**]. Think is not obligated to order any units if design and test requirements are not met by Supplier as specified in Appendix 1 and its relevant documents attached therein. If such design and test requirements are met, Think will confirm to Supplier in writing and be obligated to order the units specified above. However both parties acknowledge that full vehicle safety must be met in all level of testing prior to Think shipping cars to market. This testing as specified in Attachment 1 and its relevant documents attached therein and may influence timing of deliveries [**]. In connection with the foregoing, Supplier shall be excused from all obligations or penalties arising under this Agreement or otherwise that relate to Supplier's capacity requirements and/or delivery commitments unless and until Think's testing requirements specified in Attachment 1 are successfully completed and the above unit delivery requirements are confirmed in writing for [**]. In addition to the foregoing, if Supplier meets its scheduled delivery requirements to Think pursuant to Section 3 of this Agreement and Think does not complete the testing specified in Attachment 1 as referenced above by [**], then Senior Executives of the parties shall promptly meet at a mutually agreed location to discuss in good faith appropriate compensation to be paid to Supplier for delayed deliveries.

Think has the right to increase the number of units to meet the requirements of its business by written notice, based on a [**] lead time for cell assembly and [**] lead time for coating capacity. Supplier is committed to increase capacity inside this period to a maximum of [**] units per year. Prices and terms will in this case be renegotiated and mutually agreed to in writing.

This Agreement embodies all the terms and conditions agreed upon between the parties as to the subject matter of this Agreement and supersedes all previous agreement or arrangement (if any) between the parties.

This Agreement consists of this Supply Agreement and the following Appendices:

    Appendix 1: Statement of Work ("SOW") with relevant annexes.

    Appendix 2: Blanket Purchase Order (with following Rolling Delivery Schedules).

This Agreement is entered into between the following parties:

Supplier
Name:	A123 Systems, Inc. ("Supplier")
Registration no:
Address:	Arsenal on the Charles, 321 Arsenal Street, Watertown, Massachusetts 02472 USA
Attn:	Evan Sanders
E-mail:	esanders@a123systems.com
Telephone:	617-778-5562
Telefax:	617-924-8910
Purchaser
Name:	Think Global AS or a subsidiary of the Think Group ("Think")
Registration no:	NO 989 710 796
Address:	Sandakerveien 24 C NO-0413 Oslo NORWAY
Attn:	Erik Skaarnæs
E-mail:	esk@think.no
Telephone:
Telefax:

This Agreement consists of 15 pages (excluding Appendices) and is in two originals—one to each of the parties.

Acknowledged and agreed by the authorized representatives of the parties set forth below:

For and on behalf of the Supplier		For and on behalf of Think
By:	/s/ David Vieau	By:	/s/ Jan Olaf Willums
Name:	David Vieau	Name:	Jan Olaf Willums
Title:	CEO	Title:	CEO
Date:	28 November, 2007	Date:	7 November, 2007
Place:	Watertown, Massachusetts	Place:	Oslo/Aurskog

0.     GENERAL

The terms and conditions of this Agreement and associated documents are issued on behalf of Think and will apply to all orders issued to the Supplier for the products listed in Appendix 2 ("Supplies" or "units").

Think and Supplier agree that the following terms and conditions, which shall be applied in the spirit of fairness and good faith, govern the delivery of Supplies and any related services from the Supplier to Think.

Purchase Orders and other associated purchasing documents will be valid without signature if issued by Think through its computer system or other electronic means. The reference to Purchase Order herein shall include a Blanket Purchase Order, Delivery Schedule, Tooling Purchase Order, or similar documents issued by Think to Supplier.

1.     OFFER, ACCEPTANCE

(a)
A Purchase Order or Delivery Schedule against a Blanket Purchase Order is an offer to Supplier by Think to enter into the purchase agreement it describes. Supplier's written acceptance of the Purchase Order will constitute acceptance of the offer.

(b)
Acceptance is expressly limited to the terms of Think's offer. Once accepted, such Purchase Order together with these terms and conditions will be the complete and exclusive statement of the Supply Agreement. Any modifications proposed by Supplier are expressly rejected by Think and shall not become part of the agreement in the absence of Think's written acceptance. Any pre-printed terms and conditions on the face and reverse of each Purchase Order form shall not apply and this Agreement shall be controlling.

2.     CHANGES

(a)
Subject to negotiated Purchase Order terms, Think may, at any time, change the design (including drawings, materials and specifications) pursuant to the change process set forth in subsection (d) below, processing, method of packing and shipping, and the date or place of delivery of the Supplies.

(b)
If any such change affects cost or timing, Think and Supplier will adjust the price and delivery schedules by mutual written agreement, pursuant to the change process set forth in subsection (d) below.

(c)
Supplier will not make any material change in the design (e.g., form, fit, function or related warrenty terms) unless done pursuant to Think's instructions pursuant to the change process set forth in subsection (d) below, or to processing, packing, shipping or date or place of delivery of the Supplies unless done pursuant to Think's instructions or with Think's written approval, which shall not be unreasonably withheld or delayed. Supplier reserves the right to make changes in its internal processes or procedures that do not impact the foregoing without seeking such approval.

(d)
If Think requires any changes to the Supplies that deviate from the mutually agreed design and specifications set forth in a Statement of Work, Think shall submit to Supplier (i) all necessary specifications and/or information and (ii) a request for a price quote ("RPQ") for each change. Supplier shall promptly evaluate the RFQ and submit to Think for its written acceptance a proposal specifying the applicable changes in the Supplies and any related changes to the Statement of Work, including without limitation all affected milestone delivery dates, and a price quote reflecting all associated changes in fees necessitated by Think's change request. Think shall have [**] business days to accept or reject Supplier's proposal and shall provide Supplier with written confirmation of same. If Think accepts Supplier's proposal, Supplier shall modify the Statement of Work and Supplier shall proceed to implement such changes in accordance with the Statement of Work as so modified.

3.     DELIVERIES

(a)
Time and quantity are of the essence in any Purchase Order. Unless otherwise agreed, delivery times specified are the times of delivery of the Supplies at Think's designated place of delivery or destination.

(b)
Supplies shall be accompanied by required and agreed documentation specified in the Purchase Order.

(c)
Delivery will not take place prior to agreed time of delivery without Think's written consent, not to be unreasonably withheld or delayed.

(d)
Supplier is obliged to do everything in its reasonable power to meet agreed time of delivery. In the event that Supplier understands or has reason to believe that delivery will be delayed, Think shall be notified immediately in writing about the extent and cause of the delay. Supplier is obliged to do its utmost to minimise the extent and damage of any delay.

(e)
If such a delay can be reasonably foreseen to directly cause a material delay in Think's ability to ship products to customers on schedule and Supplier is unable to provide a mutually agreeable plan to correct the deficiencies causing such delay, then Think is entitled to cancel the delivery at its own discretion as its sole remedy and Supplier shall not be responsible for any penalties under Section 3(f) below.

(f)
Supplier is responsible for any direct and documented loss incurred by Think caused by a delay to the extent provided in this Section 3(f). A delivery which is delayed solely due to Supplier's fault (and not excusable, pursuant to Section 19) entitles Think to demand a penalty caused by the delay. Unless otherwise mutually agreed, the penalty shall be [**] per cent of the agreed unit price for the delayed delivery per working day delay after agreed date of delivery. The penalty is limited to [**] per cent of the agreed price for the delayed delivery.

If Think is unable to receive the Supplies at the agreed time of delivery, Supplier shall be notified immediately with instructions for steps to be taken. Think will pay the Supplies as originally agreed and any costs incurred by Supplier as a result of the delay, provided Supplier has minimised any such costs.

4.     PACKING, MARKING AND SHIPPING

(a)
Supplier will pack, mark and ship Supplies in accordance with all applicable packaging standards of Think and, as appropriate, the carrier transporting such Supplies. Think will inform and provide Supplier with such standards in writing a minimum of [**] in advance of any shipment.

(b)
Supplier will not charge separately for packing, marking, or for materials used therein.

(c)
Think may request shipment of any of the Supplies by a more expeditious method of transportation if Supplier fails to meet the delivery requirements of a Purchase Order and such failure results in a material delay in vehicle production or sales. In such case, Supplier will cover all reasonable express shipping costs incurred unless such failure is due to an excusable delay as specified under Section 19.

Supplier shall perform functional-level quality testing of the Supplies once fully assembled at Supplier's facility prior to shipment pursuant to a mutually agreed test plan. Supplier shall prepare and deliver a Test Report to Think upon request.

All Supplies shall be deemed accepted upon shipment, provided, however that it is understood that Think shall be entitled to conduct an incoming quality inspection pursuant to Section 6(a) below and shall have the rights and remedies under the Section 10 (Warranty) if any non-conforming Supplies are identified during this process. All Supplies deliveries shall be FCA A123's factory.

5.     SHIPPING DOCUMENTS

Freight Bill or Bill of Lading and any other legally required documents must accompany each material shipment.

6.     INSPECTION & CORRECTION

(a)
Think is obliged to inspect the Supplies upon delivery without undue delay. This inspection is visual and primarily intended to detect any damage to goods under transportation.

(b)
In the event that non-conforming Supplies are not detected upon Think's incoming quality inspection, the non-conforming Supplies will be subject to this Section 6 and Section 10 below.

(c)
Think may at its own option notify Supplier of any warranty claims during the applicable warranty period and with mutual agreement either return at Supplier's risk and expense, or retain and correct, Supplies that fail to conform in any material respect to the requirements of a Purchase Order and their applicable specifications, even if the non-conformity does not become apparent until the manufacturing or processing stage. If the parties agree that Think should correct the Supplies, Think will consult with Supplier on the method of correction. Supplier, at its option, will either reimburse or credit Think for reasonable expenses resulting from warranty claims or correction, subject to subsection (d) below.

(d)
If Supplier does not immediately take the necessary steps to correct a non-conformance pursuant to Section 10 below, Think is entitled to receive a credit for the purchase if the non-conformance is material for the fulfilment of the Purchase Agreement. Supplier shall have [**] to rectify the non-conformance before Think is entitled to a credit for the purchase. Supplies in dispute under this clause will not be paid until the dispute is solved.

7.     INVOICES, PAYMENT, FOREIGN EXCHANGE

(a)
Supplier's invoices must contain all material information required by Think as detailed in Purchase Order. Invoices missing material details will be returned to Supplier for correction.

(b)
Payment terms will be as specified in the relevant Purchase Order and, if not so specified, shall be net [**] from shipment or invoice date, which means the same.

(c)
All payments for Supplies shall be made in the currency specified in the Purchase Order and, if not so specified, shall be in U.S. Dollars.

(d)
The parties acknowledge that a percentage of the Supplies' cost (to be determined pending design completion) originates from China and that all prices quoted for the Supplies reflects Supplier's current expectations for USD-RMB foreign exchange rates for calendar year 2008. If the applicable foreign exchange rates increase or decrease more than [**]% from the published exchange rates in The Financial Times as of the Effective Date, then the parties shall re-negotiate and mutually agree in good faith on the affected part of the supplies to the quoted prices.

8.     SERVICE AND REPLACEMENT PARTS

Upon the written acceptance of a Purchase Order by Supplier, Supplier will sell to Think:

  (i)
  Supplies necessary to fulfil Think's current model service and replacement requirements for such Supplies at the prices specified in the Purchase Order.

  (ii)
  Service and replacement parts of any assemblies. The total price of all parts of the assembly shall not exceed a mutually agreed percentage of the price of the assembly specified in the Purchase Order (less assembly costs).

  (iii)
  Supplies in a [**] period after Think completes current model purchases. The Supplies of spare parts shall fulfil Think's past model service and replacement requirements at the prices specified in a Purchase Order plus actual cost differentials for packaging and manufacturing. During the [**] of such period, Think and Supplier will negotiate in good faith with regard to Supplier's continued manufacture of service and replacement Supplies. Supplier may terminate production of any Supplies upon reasonable prior written notice to Think, provided that, in such case, Supplier shall support and provide or make available to Think, Supplies having equivalent form, fit and function and which may have improved capability to the original Supplies at mutually agreed rates.

9.     APPLICABLE TAXES

The total price specified for Supplies on a Purchase Order will include the unit price. All elements of freight, duty and tax as specified in the relevant delivery term, including value added tax (VAT), which, if applicable, will be shown separately on Supplier's invoice and shall be the responsibility of Think.

10.   WARRANTY

(a)
Supplier warrants that Supplies under a Purchase Order will, during the warranty period specified below, conform in all material respects to the applicable drawings, specifications, or other description furnished pursuant to the Purchase Order, be free of defects in design (to the extent that Supplier furnished the design), materials, and workmanship that materially affect the uses to be made of such Supplies and be suitable for the purpose intended. Upon delivery of the Supplies Think will be solely responsible to ensure the correct storing, handling and usage of the Supplies.

(b)
The warranty period for Supplies shall be the period specified on Think's Purchase Order, provided however that a valid warranty shall not be shorter than [**] months after the electrical vehicle (where the Supplies are assembled) is registered on the end-user, but in no case longer than [**] months from the time Think has received the Supplies from the Supplier, or up to [**] Full Cycles (one cycle is defined as 100% complete charge and 100% complete discharge) with [**]% of initial capacity remaining after the [**] Full cycles, which ever is lesser.

(c)
During the warranty period, Supplier will immediately and at its own cost replace or take prompt action to correct any non-conformant Supplies in accordance with the warranty remedies set forth in Section 6 above. The warranty only applies when the Supplies have been stored, installed and used in accordance with their intended purpose and specifications. Think will return to Supplier all non-compliant Supplies that are replaced under the warranty.

(d)
Supplier will indemnify and hold Think harmless in respect of the costs of Governing body safety recall campaigns in the country of vehicle sale (e.g., the Department of Transportation in the U.S.) and other mandated corrective service actions, not to exceed $[**] per recall event and $[**] in the aggregate in any year during the term of this Agreement, that are required to rectify non-conformances in Supplies (materials and/or workmanship), other than in instances where the Supplies have not been stored, installed or used by Think or the end-user in accordance with the intended purpose and specifications.

(e)
Replaced and repaired Supplies are subject to the same warranty conditions and term as for the original Supplies, counted from the time when the replacement or repair was completed.

(f)
Supplier warrants that the Supplies fulfils official requirements regarding environment, quality and safety in the jurisdictions where the vehicle shall be marketed and sold. Think is responsible for providing in writing to Supplier all necessary documents regarding this in order for Supplier to adequately review these requirements in advance of accepting any Purchase Order.

(g)
The parties expressly disclaim the application of the UN Convention on Contracts for the International Sale of Goods to this Agreement.

EXCEPT FOR THE FOREGOING WARRANTIES, SUPPLIER MAKES NO OTHER WARRANTIES REGARDING THE SUPPLIES, AND DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE SUPPLIES, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

11.   TITLE AND ENGINEERING DRAWINGS, SPECIFICATIONS

(a)
Any documents, including drawings and specifications produced or acquired by Supplier under a Purchase Order, which documents define elements that are unique to Think ("Documents"), will belong to Think, subject only to Supplier's intellectual property rights in and to such Documents or their contents, including and not limited to both foreign and domestic pending patent applications, issued patents, trademarks, trade secrets, copyrights, industrial design right or other intellectual property rights (collectively, "Intellectual Property Rights"), but without any other restrictions on Think's use of such Documents for the purposes of this Agreement, including reproduction, modification, disclosure or distribution of the documents or the information contained therein, subject to the confidentiality obligations arising under Section 13(b) and Section 23 below. To the extent such documents contain original work of authorship under applicable copyright law created by Supplier in order to comply with Think's requirements under a Purchase Order, the copyrights to such work shall be owned by Supplier, subject to Think's usage rights above. Any engineering drawing that Supplier is required to prepare and furnish to Think shall conform to Think's local computer hardware and software.

(b)
All drawings, know-how, and confidential information supplied either to Think or Supplier by the other party and all rights therein, including Intellectual Property Rights, will remain the property of the disclosing party and will be kept confidential by the receiving party in accordance with Section 13(b) and Section 23. Supplier is licensed to use Think's drawings, know-how, and confidential information produced or acquired by Supplier under a Purchase Order and subject only to Supplier's Intellectual Property Rights, as set forth in Section 11(a), only for the purpose of fulfilling its obligations under a Purchase Order. Supplier will ensure that any third party to whom Supplier subcontracts any of the work hereunder is bound by all the terms and conditions relating to such work to which Supplier is bound under a Purchase Order.

12.   INTELLECTUAL PROPRIETARY RIGHTS

(a)
Other than disclosed to Think as of the Effective Date, Supplier represents and warrants that Supplier has no knowledge of any claims of infringement filed against Supplier by a third party for practicing any existing Intellectual Property Right of such party.

(b)
This Agreement does not constitute any transfer of Intellectual Property Rights, either in whole or in part, from one party to another party. Supplier is and remains the owner of all rights in and to its inventions or other Intellectual Property Rights, rights received or applied for such inventions or other Intellectual Property Rights, including but not limited to rights in and to the Supplies, as well as any other pre-existing rights from before entering into this Agreement and any improvements or modifications thereto made by Supplier following the Effective Date. For the avoidance of doubt, Supplier owns all rights, title and interests in and to the following elements of the Supplies (i) cell-level technology, composition and know-how, (ii) software and firmware, including without limitation, SOC/SOH algorithms and (iii) module design features.

13.   INFORMATION AND DATA

(a)
Supplier will furnish to Think all non-proprietary information and data Supplier acquires or develops in the course of Supplier's activities under a Purchase Order—without restrictions on use or disclosure. Supplier shall also disclose, on Think's request, any potential or real problems with design, quality or manufacturing related to the Supplies under a Purchase Order.

(b)
Think and Supplier will use reasonable care to prevent disclosing to any third person:

(i)
the technical information and data furnished by Think or Supplier to the other party or developed or acquired by Think and Supplier under its work related to a Purchase Order,

(ii)
information relating to any portion of either party's business that either party may acquire in the course of the activities related to a Purchase Order

These confidentiality obligations shall continue as long as any Purchase Order is in effect and for a minimum period of [**] thereafter. This obligation will not apply to information that is or becomes publicly known through no fault of Think or Supplier. Nevertheless, Supplier may disclose the information and data of subsections (b)(i) and (b)(ii) hereof to relevant third parties if this is required for Supplier to fulfil its duties under a Purchase Order and such third parties have agreed in writing to conditions at least as stringent as those contained herein.

14.   COPYRIGHTS

(a)
Any work of authorship created by Supplier or Supplier's employees under a Purchase Order which is specially ordered or commissioned by Think and which does not relate to, either in whole or in part, Supplier's Intellectual Property Rights or is filed as any continuation and/or continuation-in-part and/or divisional applications filed by or granted to Supplier either inside or outside of the U.S., may be considered as a "work made for hire" and all copyright ownership for such works of authorship will be mutually agreed by the parties in writing.

(b)
All works of authorship, if mutually agreed subject to Sections 14(a), will bear a valid copyright notice designating either Think or Supplier as the copyright owner, for example, in the case of Think: "Copyright © 2007, THINK Global AS", where "2007" is the year the work was created.

15.   SUBCONTRACTS

In each subcontract of Supplier's work performed pursuant to a Purchase Order, if any, Supplier will obtain for Think the rights and licenses granted in Sections 11, 13, and 14.

16.   ADVERTISING

Any reference to the other party or the use of the other party's trade marks or logos in advertising or publicity materials will be subject to the other party's prior written approval.

Each party agrees that it will refrain from issuing any press release or other public statement regarding this Agreement or the matters described herein, or disclose the existence of this Agreement or the terms hereof to any third party, until the Effective Date (as defined below). Any press releases issued under this Agreement shall be subject to prior review and agreement by the parties.

17.   AUDIT RIGHTS

Think will have the right at any reasonable time during normal business hours upon prior written notice, at its sole expense, to send its authorized representatives to examine all pertinent documents and materials in the possession or under the control of Supplier relating to any of Supplier's obligations under a Purchase Order or any payments requested by Supplier pursuant to a Purchase Order. Supplier shall maintain all pertinent books and records relating to a Purchase Order for a period of [**] years after completion of services or delivery of Supplies pursuant to that Purchase Order.

18.   ASSIGNMENT

Except for subcontracting by Supplier in the ordinary course of its business, neither party will assign or delegate any of its rights or substantive duties under this agreement or a Purchase Order without the other party's prior written approval, provided that no such approval is required for an assignment of this Agreement by either party in connection with a merger, consolidation, reorganization or sale of all or substantially all assets.

19.   EXCUSABLE DELAYS

(a)
Neither Think nor Supplier will be liable for a failure to perform arising from causes or events beyond its reasonable control and without its fault or negligence, including labour disputes ("excusable delay"). The non-performing party claiming an excusable delay shall give notice in writing to the other party as soon as possible after the occurrence of the cause relied on and after termination of the condition.

(b)
In the event of a delay in performance (excusable or not), Think may acquire possession of all finished goods and materials in progress meant to be included in a Purchase Order. Supplier will deliver such parts of the Supplies to Think, at Think's chosen point of delivery. Think will pay a price no less than the documented costs to Supplier of the goods and materials. Think may also obtain the Supplies covered by a Purchase Order elsewhere for the duration of the impediment and a reasonable period thereafter.

20.   TERM AND TERMINATION

(a)
This Agreement will become effective and enforceable against the parties on November 28, 2007 (the "Effective Date") and shall continue in force unless and until terminated pursuant to Section 20(b) below.

(b)
After December 31, 2009, this Agreement can be terminated with 12 months written notice, but not before all pending Purchase Orders are fulfilled. The clauses meant to survive the termination

  (such as clauses 8, 10, 11, 12, 13, 14, 16 and 17), will last until the obligations stated in the clauses lapses.

21.   APPLICABLE LAW AND ARBITRATION

(a)
This Agreement, and any document related to this Agreement (such as a Purchase Order), shall be governed by the laws of Switzerland, and all disputes arising out of this Agreement shall be brought before the ordinary Swiss courts with Geneva as the legal venue.

(b)
If either party initiates litigation on such contractual causes, the other party shall have the right to initiate mediation. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of [**]. If the parties are not successful in resolving the dispute through the mediation, then the parties may agree to submit by mutual written agreement the matter to binding arbitration by a sole arbitrator in accordance with the Swiss Arbitration Act.

22.   DISCLAIMER; LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGES DUE TO ANY CAUSE WHATSOEVER, INCLUDING DAMAGES CAUSED BY THE NEGLIGENCE OF A PARTY, ITS EMPLOYEES OR AGENTS OR OTHERWISE. NO SUIT OR ACTION SHALL BE BROUGHT AGAINST THE A PARTY MORE THAN TWO YEARS AFTER THE RELATED CAUSE OF ACTION HAS ACCRUED.

IN NO EVENT SHALL THE ACCRUED TOTAL LIABILITY OF SUPPLIER FROM ANY LAWSUIT, CLAIM, WARRANTY OR INDEMNITY EXCEED THE AGGREGATE SUM PAID TO THE SUPPLIER BY THINK UNDER THE PURCHASE ORDER THAT GIVES RISE TO SUCH LAWSUIT, CLAIM, WARRANTY OR INDEMNITY.

23.   CONFIDENTIALITY

Except as otherwise expressly provided in Section 13(b) above, the treatment of all proprietary and confidential information exchanged under this Agreement shall be in accordance with the terms and conditions of the Confidentiality Agreement entered into between the parties dated January 1, 2007.

SUPPLEMENTAL PROVISIONS APPLICABLE TO TOOLING

22.   TOOLING ORDER

If Think issues a Purchase Order for "Tooling", and such Purchase Order is accepted by Supplier, Supplier will design, fabricate and install the Tooling described in such Purchase Order subject to the terms and conditions contained herein.

23.   SAMPLES, STATUS

(a)
Supplier shall, at its own expense, manufacture a mutually agreed to number of sample parts on the Tooling for inspection and/or testing by Think to ensure the capability of the Tooling to produce parts which meet Think's requirements.

(b)
To the extent technically feasible, the Tooling shall be designed and fabricated to be sufficiently durable to support the manufacture of all production and service requirements through the production lifetime of the part.

(c)
The Tooling will be deemed to be completed when the necessary samples have been submitted and approved by Think. Think may request Supplier to furnish status reports on the design,

  construction and acquisition of the Tooling. Supplier will notify Think immediately if the Tooling may not be completed by the completion date specified in the Purchase Order.

24.   TITLE, IDENTIFICATION

(a)
All title to any part of the Tooling under a Purchase Order ("Tooling Property") shall pass to Think as soon as it is acquired or fabricated in accordance with the relevant Purchase Order. During the term of a Purchase Order, all such Tooling Property in the possession of Supplier shall be deemed to be bailed and not be deemed to be a fixture or a part of Supplier's own real property.

(b)
Supplier will:

(i)
properly house and maintain such property on Supplier's or subcontractors premises,

(ii)
prominently mark it Property of Think,

(iii)
refrain from mixing it with the property of Supplier or with that of a third party,

(iv)
adequately insure it against loss or damage, and

(v)
not move it to another location whether owned by Supplier or a third party, without the prior consent of Think, except in the case of an emergency. Supplier may move the Tooling property provided that it gives Think notice that the Tooling has been moved and the location of the Tooling as soon as reasonably practicable.

(c)
Supplier shall indemnify Think against any claim adverse to Think's ownership of the Tooling Property, except as such claims may result from any acts or omissions of Think. To the extent permitted by law, Supplier waives its right to object to the repossession of the Tooling Property in the event Supplier is involved in bankruptcy proceedings.

(d)
While in its possession, Supplier shall maintain the Tooling Property in good condition and immediately replace any items which are lost or damaged. All repaired or replaced Tooling Property shall remain the property of Think. None of the Tooling Property shall be sold or used in the production, manufacture or design of any goods or materials except to the order of Think.

(e)
If the Tooling Property is not utilized to produce any parts for Think for a period of two years, Supplier shall notify Think and request instructions as to the disposition of the Tooling Property.

(f)
If Supplier subcontracts all or any portion of the manufacture of the Tooling Property, Supplier shall ensure that Supplier' duties under this Agreement also are obeyed by his sub-supplier.

(g)
Supplier's responsibility continues beyond the expiry date of the related parts Purchase Order.

25.   TOOLING PAYMENT

Any payments made by Think for Tooling Property will be made to Supplier, even if the Supplier uses a sub-contractor.

TH!NK

CONFIDENTIAL
 MY 2007 A306 Energy System—STATEMENT OF WORK

Lithium Ion Energy Pack system
Statement of Work
A306—MODEL YEAR 2008
Category 1

Agreement between THINK GLOBAL AS and A123 Systems,
pertaining to Lithium Ion Energy Pack System—Statement of
Work A306—MODEL YEAR 2008

TH!NK

CONFIDENTIAL
 MY 2007 A306 Energy System—STATEMENT OF WORK

Revision: 1.1

Date:

Prepared by: Erik Skaarnæs

TH!NK

CONFIDENTIAL
 MY 2007 A306 Energy System—STATEMENT OF WORK

CONTENT

1	Content		15
1	Program Information and Requirements		15
	1.1	DESCRIPTION OF SCOPE	15
	1.2	PROTOTYPE TIMING	16
	1.3	PROGRAM VOLUMES FORECAST	16
	1.4	COST	16
	1.5	DEVELOPMENT MILESTONES, PAYMENT	17
	1.6	KEY SUPPLIER DELIVERABLES AND RESPONSIBILITIES	17
	1.7	KEY THINK GLOBAL AS DELIVERABLES AND RESPONSIBILITIES	17
	1.8	JOINTLY MANAGE COST, TIMING AND TOOLING	17
	1.9	SUPPLIER QA SYSTEM	18
	1.10	CAD/CAE	18
2	Supplier Responsibilities Throughout the Program and in the Production		19
	2.1	SOURCING	19
	2.2	THINK GLOBAL AS AGREEMENT TO CHANGES	19
	2.3	PRODUCT CONCERNS	19
	2.4	MODIFY MANUFACTURING	20
3	Attached Forms		21
4	Document tracking control		22
5	Document list (including but not limited to attachments above)		23
6	Bill of Material		24

TH!NK

CONFIDENTIAL
 MY 2007 A306 Energy System—STATEMENT OF WORK

1    PROGRAM INFORMATION AND REQUIREMENTS

1.1    Description of Scope

Supply of the 18 kWh Lithium Ion Energy Pack System, as per attached BOM

All the parts are defined in the attached Bill of Materials with agreed Costs.

Think GLOBAL AS participates with the Tooling, Engineering, Development, Testing, Implementation and other Investment costs with a Value of USD [**]. This Value applies to expenses related to the components defined in Bill of Materials. The Value is subject to changes as design and contents of Bill of Materials may change.

1PP units to be priced at USD [**] each

Payment Terms are specified in the relevant Purchase Orders or as otherwise specified in the Supply Agreement.

New components or functions may be added to the Scope. The Target Value shall be modified taking into account modifications with the joint agreement of Supplier and Think GLOBAL AS.

Think GLOBAL AS' financial responsibilities to Supplier are limited to the agreed investment costs described in this Statement of Work with a Purchase Order, the Supply Agreement and any Blanket Purchase Agreements and Delivery Schedules related to the scope of this Statement of Work

This Statement of Work is subject to the Supply Agreement entered into between the parties effective as of October 15, 2007 (the "Supply Agreement").

Supplier is a Think GLOBAL AS category 1 according to THINK APQP guideline. Supplier has complete system responsibility.

TH!NK

CONFIDENTIAL
 MY 2007 A306 Energy System—STATEMENT OF WORK

1.2   Prototype Timing

Dates and number of cars shown in table may be subject to change. Software may be released in stages incorporating increasing levels of functionality (TBD).

Code	Milestones	Dates	QTY
Prototype—AP	I functional prototype for bench purpose	[**]	[**]
Prototype CP Parts	Confirmation Prototypes	[**]	[**]
PSW/1PP	First serial delivery with Parts Submission Warrant	[**]	[**]
JI	Job #1	[**]	[**]

1.3   Program Volumes Forecast

[**] vehicles over [**] years. Volume is subject to change and take rate is dependent on end customer demand. Volume forecast in this document is for development purposes only. Program volumes are referred to in Think GLOBAL Supply agreement and delivery schedules as such. Termination is subject to Think supply agreement.

1.4   Cost

Agreed Cost are detailed in attachment E—Bom of Materials

Supplier will be responsible for delivery of the subsystem/component to Target Costs and Values agreed between Think GLOBAL AS and Supplier during the program.

The parties shall use commercially reasonable efforts to cooperate in identifying a target annual cost reduction of [**]% pcs. The parties shall equally share the benefits achieved by any such reduction. In addition prices are subject to volume and are defined in the volume vs price matrix in Appendix        attached hereto.

TH!NK

CONFIDENTIAL
 MY 2007 A306 Energy System—STATEMENT OF WORK

1.5   Development milestones, payment

  Program Kick-Off — [**] — USD [**] NRE

  Delivery A Bench proto — [**] — USD [**] NRE

  –
  Intended for preliminary vehicle integration on vehicle test bench

  –
  [**] Units @ USD [**] ea.

  Delivery B Func protos - [**] — USD [**] NRE

  –
  Intended for in-vehicle integration, i.e. must be correct mechanical form and fit

  –
  Up to [**] units @ USD [**] ea.

  Final Payment of USD $[**] to be paid to Supplier after completion and delivery of successful production pilot.

Meeting timing milestones is of great importance. Major delays, greater than [**], that is caused solely by the Supplier and not deemed an excusable delay pursuant to Section 19 of the Supply Agreement will release a credit of USD [**] per month of delays vs the NRE amount of USD [**] up to a maximum credit of USD [**].

1.6   Key Supplier Deliverables and Responsibilities (including but not limited to):

  [**]
  .

Any Supplier deliverables and responsibilities in addition to the above will be mutually agreed in writing.

1.7   Key Think GLOBAL AS Deliverables and Responsibilities

  [**]
  .

1.8   Jointly Manage Cost, Timing and Tooling

SUPPLIER to manage jointly with Think GLOBAL AS costs, timing and tooling to meet vehicle program goals and objectives.

TH!NK

CONFIDENTIAL
 MY 2007 A306 Energy System—STATEMENT OF WORK

1.9   Supplier QA System

Supplier to comply with and maintain a documented QA system. Think GLOBAL AS has the right to assess Supplier's QA system.

1.10 CAD/CAE

Supplier to develop and maintain Computer Aided Design/Computer Aided Engineering models for parts and tool design.

CAD/CAE system must be Catia compliant. Cad is master. A123 will supply IGES files

TH!NK

CONFIDENTIAL
 MY 2007 A306 Energy System—STATEMENT OF WORK

2    SUPPLIER RESPONSIBILITIES THROUGHOUT THE PROGRAM AND IN THE PRODUCTION

2.1   Sourcing

Supplier will be responsible for sub-supplier selection and management if not otherwise agreed with Think GLOBAL AS for specific components.

Direct sub-suppliers and monitor their progress toward program timing goals and technical quality requirements including APQP, FMEA and other relevant processes.

2.2   Think GLOBAL AS Agreement to Changes

Think GLOBAL AS's Supplier Change Enquiries (SCE) is an integral part of this document and shall be the reference document for all changes proposed both by Supplier and Think GLOBAL AS. Except as otherwise expressly indicated, the change order process in Section 2(d) of the Supply Agreement shall apply to this Statement of Work.

Supplier shall obtain Think GLOBAL AS's prior written agreement on feasibility and cost of change enquiries affecting Supplies.

Change enquiries are required for all substantive design/part/process changes after initial release.

Supplier can only implement a change after receipt of relevant Think release document and corresponding Purchase Order.

2.3   Product Concerns

Investigate concerns, provide resolutions and implement corrective actions using the appropriate problem solving process.

Investigate and resolve jointly with Think GLOBAL AS in-plant manufacturing and process concerns including:

Provide on-site vehicle launch support at Think GLOBAL AS assembly plant in Aurskog Norway

Liability for failed fit and function shall be in accordance with the Supply Agreement.

TH!NK

CONFIDENTIAL
 MY 2007 A306 Energy System—STATEMENT OF WORK

2.4   Modify Manufacturing

Modify manufacturing and propose design modifications for continuous cost improvement.

Acknowledged and Agreed:

/s/ Jan Olaf Willums, CEO	/s/ David Vieau, CEO
THINK GLOBAL AS	Supplier

TH!NK

CONFIDENTIAL
 MY 2007 A306 Energy System—STATEMENT OF WORK

3.     ATTACHED FORMS

Form Name	Applied Supplier Category
Tooling and Facility list	1,2
Packaging Instruction	1,2
Part Submission Warrant	1,2
APQP Status Report	1,2
Supplier Change Enquiry	1,2,3

TH!NK

CONFIDENTIAL
 MY 2007 A306 Energy System—STATEMENT OF WORK

4      DOCUMENT TRACKING CONTROL

Creation date:

Change control:

Change	Section	Reason
1.0—first draft

TH!NK

CONFIDENTIAL
 MY 2007 A306 Energy System—STATEMENT OF WORK

5    DOCUMENT LIST (INCLUDING BUT NOT LIMITED TO ATTACHMENTS ABOVE)

	Title	Date issued	Revision	Issued by
	Blanket Purchase agreement			Think
	Statement Of Work (SOW)			Think
	System Development Timing Plan			A123 Systems
Purchasing	Think Advanced Product Quality Planning (APQP) Guideline			Think
	Think Production Part approval Process (PPAP) guideline			Think
	Think Non Conformance guideline (NCR)			Think
	Think Logistics guideline			Think
	System General Arrangement (GA) drawing			Think
	Battery System Spec for A306			Think
	[**]			[**]
Specifications	[**]			[**]
	[**]			[**]
	[**]			[**]
	[**]			[**]
	[**]			[**]
	[**]			[**]
	[**]			[**]
	[**]			[**]
	Vehicle validation including battery systems in vehicle			Think
	System Design and Process FMEAs			A123 Systems
Quality	System DVP&R			A123 Systems
	System Life test plan and report			A123 Systems

TH!NK

CONFIDENTIAL
 MY 2007 A306 Energy System—STATEMENT OF WORK

6    BILL OF MATERIAL

PART No.	PART NAME	Cost curr
51X.XXXX.A

QuickLinks

  Exhibit 10.27